UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

July 13, 2004
Date of Report

(Date of Earliest Event Reported)

K-TRONIK INTERNATIONAL CORP.
(Exact name of Registrant as Specified in its Charter)

290 Vincent Avenue, 3rd Floor
Hackensack, New Jersey 07601
(Address of Principal Executive Offices)

Tel: (201) 488-4600
(Registrant's Telephone Number)

Not Applicable
(Former Name and Address)

Nevada	<>	88-0436364
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

ITEM 1.     CHANGES IN CONTROL OF REGISTRANT

Not applicable.

ITEM 2.     ACQUISITION OR DISPOSITION OF ASSETS

The Registrant has entered into an agreement (the "Dacos Agreement") with the shareholders of Dacos Technologies, Inc. ("Dacos") to acquire all of the issued and outstanding shares of Dacos.

The Dacos Agreement is attached as an exhibit hereto and contains a full description of the terms of the agreement between the Registrant and the shareholders of Dacos.

The material terms of the Dacos Agreement are also summarized in the attached news release dated July 12, 2004.

The Registrant anticipates filing an initial Report on Form 8K within 15 days of today's date detailing the full terms and conditions pertaining to the acquisition. Full pro-forma financial information will be filed with the SEC within 60 days as provided for in SEC Instruction to Item of the Report on Form 8K.

ITEM 3.     BANKRUPTCY OR RECEIVERSHIP

Not applicable.

ITEM 4.     CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

Not applicable.

ITEM 5.     OTHER EVENTS AND REGULATION FD DISCLOSURE

Not applicable.

ITEM 6.     RESIGNATIONS OF REGISTRANT'S DIRECTORS

Not applicable.

ITEM 7.     FINANCIAL STATEMENTS AND EXHIBITS

EXHIBITS

4.1	Agreement between the Registrant and Dacos Technologies, Inc.

10.1	News Release dated July 12, 2004.

The Registrant anticipates, within 60 days of closing of its acquisition of Dacos, that it will file full pro-forma financial information required to be filed in connection with its acquisition described in Item 2 hereof.

Financial statements for the Registrant are separately filed under Forms 10KSB and Forms 10QSB and can be found on the SEC's EDGAR website at www.sec.gov.

ITEM 8.     CHANGE IN FISCAL YEAR

Not applicable.

ITEM 9.     REGULATION FD DISCLOSURE

Not applicable.

ITEM 10.     AMENDMENTS TO REGISTRANT'S CODE OF ETHICS OR WAIVER OF PROVISION OF CODE OF ETHICS

Not applicable.

ITEM 11.     TEMPORARY SUSPENSION OF TRADING UNDER REGISTRANT'S EMPLOYEE BENEFIT PLANS

Not applicable.

ITEM 12.     RESULTS OF OPERATIONS AND FINANCIAL CONDITIONS

Not applicable.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

K-TRONIK INTERNATIONAL CORP.

"Robert Kim"

________________________
By: /s/ Robert Kim
President and Director

Dated: July 13, 2004